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                                                                     Exhibit 2.2

                          FLORIDA SAVINGS BANCORP, INC.
                                     BYLAWS

                                    ARTICLE I
                                     OFFICES

        Section l. The registered office shall be located in Miami, Florida.
        ---------

        Section 2. The corporation may also have offices at such other places
        ---------
both within and without the State of Florida as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                         ANNUAL MEETINGS OF STOCKHOLDERS

        Section 1. Annual meetings of stockholders, for the election of
        ---------
directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

        Section 2. Written or printed notice of the annual meeting stating the
        ---------
place, day and hour of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting.

        Section 3. When an annual meeting is adjourned to another place, date or
        ---------
time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

                                   ARTICLE III
                        SPECIAL MEETINGS OF STOCKHOLDERS

        Section l. Special meetings of stockholders for any purpose other than
        ---------
the election of directors may be held at such time and place within or without the State of Florida as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2. Special meetings of stockholders, for any purpose or
        ---------
purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.


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        Section 3. Written or printed notice of a special meeting stating the
        ---------
place, day, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty
(60) days before the date of the meeting, either personally or by mail, by or at the direction of the board, president, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting to each stockholder of record entitled to vote at such meeting.

        Section 4. The business transacted at any special meeting of
        ---------
stockholders shall be limited to the purposes stated in the notice.

        Section 5. When a special meeting is adjourned to another place, date or
        ---------
time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned special meeting, any business may be transacted which might have been transacted at the original special meeting.

                                   ARTICLE IV
                               CONDUCT OF BUSINESS

        Section 1. Such person as the board of directors may have designated or,
        ---------
in the absence of such a person, the chairman of the board of the corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

        Section 2. The chairman of any meeting of stockholders shall determine
        ---------
the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

        Section 3. At any annual meeting of the stockholders, only such business
        ---------
shall be conducted as shall have been brought before the meeting: (i) by or at the direction of the board of directors or (ii) by any stockholder of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 3. For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to


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stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the corporation's capital stock that are beneficially owned by such stockholder; and
(iv) any material interest of such stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this
Section 3. The officer of the corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3 and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

        At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the president, the board of directors or not less than one-tenth of all shares entitled to vote at the meeting.

        Section 4. Only persons who are nominated in accordance with the
        ---------
procedures set forth in these bylaws shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders at which directors are to be elected only: (i) by or at the direction of the board of directors; or (ii) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 4. Such nominations, other than those made by or at the direction of the board of directors, shall be made by timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth: (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the corporation's books, of such stockholder and (y) the class and number of shares of the corporation's capital stock that are beneficially owned by such stockholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in

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a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the provisions of this Section 4. The officer of the corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she shall so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

                                    ARTICLE V
                           QUORUM AND VOTING OF STOCK

        Section l. The holders of a majority of the shares of stock issued and
        ---------
outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting to another date, place or time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

        Section 2. If a quorum is present, a plurality of votes represented at
        ---------
the meeting shall determine any election and the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders for all other matters, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

        Section 3. Each outstanding share of stock, having voting power, shall
        ---------
be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.

        Section 4. Any action required to be taken at a meeting of the
        ---------
stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.


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                                   ARTICLE VI
                                    DIRECTORS

         Section l. The number of directors shall be such number as the Board of
         ---------
Directors shall from time to time have designated by resolution, except that in the absence of such designation the number shall be nine (9), and the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected at the annual meeting of the stockholders for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

         The number of directors may be increased or decreased by amendment to the articles of incorporation or to these bylaws.

         Section 2. Any vacancy occurring in the board of directors may be
         ---------
filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, or by the stockholders, unless the articles of incorporation provide otherwise. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of stockholders and until his successor shall have been elected and qualified.

         Section 3. The business affairs of the corporation shall be managed by
         ---------
its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

         Section 4. The directors may keep the books of the corporation, except
         ---------
such as are required by law to be kept within the state, outside of the State of Florida, at such place or places as they may from time to time determine.

         Section 5. The board of directors, by the affirmative vote of a
         ---------
majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

         Section 6. At a meeting of stockholders called expressly for that
         ---------
purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the articles of incorporation or amendments thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

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                                   ARTICLE VII
                       MEETINGS OF THE BOARD OF DIRECTORS

         Section l. Meetings of the board of directors, regular or special, may
         ---------
be held either within or without the State of Florida.

         Section 2. Regular meetings of the board of directors may be held upon
         ---------
such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

         Section 3. Special meetings of the board of directors may be called by
         ---------
the chairman of the board or by the president. Special meetings of the board of directors shall be preceded by two (2) days' notice sent to directors of the date, time, and place of the meeting. Notice may be sent in writing or orally, and communicated in person, by telephone, telegraph, teletype, electronic communication, or by mail.

         Section 4. Members of the board of directors may participate in regular
         ---------
or special meetings by means of conference telephone, or by means of similar communications equipment by which all persons participating in the meeting can hear and speak to each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Article VI, Section 5.

         Section 5. Any action required or permitted to be taken by the board of
         ---------
directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         Section 6. Attendance of a director at any meeting shall constitute a
         ---------
waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 7. A majority of the number of directors shall constitute a
         ---------
quorum for the transaction of business unless a different number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. Whether or not a quorum shall be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.


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                                  ARTICLE VIII
                              EXECUTIVE COMMITTEES

         Section l. The board of directors, by resolution adopted by a majority
         ---------
of the full board of directors, may designate two or more directors to constitute an executive committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

                                   ARTICLE IX
                                     NOTICES

         Section l. Whenever any notice whatever is required to be given under
         ---------
the provisions of the statutes or under the provisions of the articles of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE X
                                    OFFICERS

         Section l. The officers of the corporation shall be chosen by the board
         ---------
of directors and shall be a president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

         Section 2. The board of directors at its first meeting after each
         ---------
annual meeting of stockholders shall choose a president, a secretary and a treasurer, none of whom need be a member of the board.

         Section 3. The board of directors may appoint such other officers and
         ---------
agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

         Section 4. The salaries of all officers and agents of the corporation
         ---------
shall be fixed by the board of directors.

         Section 5. The officers of the corporation shall hold office until
         ---------
their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.


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                                  THE PRESIDENT

         Section 6. The president shall be the chief executive officer of the
         ---------
corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

         Section 7. He or she shall execute bonds, mortgages and other contracts
         ---------
requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

         Section 8. The vice-president, or if there shall be more than one, the
         ---------
vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 9. The secretary shall attend all meetings of the board of
         ---------
directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

         Section 10. The assistant secretary, or if there be more than one, the
         ----------
assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 11. The treasurer shall have the custody of the corporate funds
         ----------
and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the


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corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         Section 12. He or she shall disburse the funds of the corporation as
         ----------
may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 13. If required by the board of directors, he or she shall give
         ----------
the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

         Section 14. The assistant treasurer, or, if there shall be more than
         ----------
one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE XI
                             CERTIFICATES FOR SHARES

         Section 1. The shares of the corporation shall be represented by a
         ---------
certificate. Certificates shall be signed by the president of the corporation and by the secretary or an assistant secretary, and may be sealed with the seal of the corporation or a facsimile thereof. When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any stockholder upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

         Section 2. The signature of the officer of the corporation upon a
         ---------
certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.


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                                LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate in place
         ---------
of any certificate theretofore issued by the corporation alleged to have been lost, destroyed, or wrongfully taken. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, destroyed, or wrongfully taken.

                               TRANSFERS OF SHARES

         Section 4. Upon surrender to the corporation or the transfer agent of
         ---------
the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

                              FIXING OF RECORD DATE

         Section 5. For the purpose of determining stockholders entitled to
         ---------
notice of a stockholders' meeting, to demand a special meeting, to vote, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than seventy (70) days nor less than ten (10) days before the meeting or action requiring a determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                              LIST OF STOCKHOLDERS

         Section 6. After fixing a record date for a meeting, the officer or
         ---------
agent in charge of the records for shares shall prepare an alphabetical list of the names of all stockholders who are entitled to notice of a stockholders' meeting, arranged by voting group, with the address of, and the number and class and series, if any, of shares held by each. The stockholders' list shall be available for inspection by any stockholder for a period of 10 days prior to the meeting and shall be kept on file at the corporation's principal office. A stockholder or his agent or attorney shall be entitled on written demand to inspect the list, subject to the requirements of F.S. section 607.1602(3) during regular business hours and at his expense, during the period it shall be available for inspection. The stockholders' list shall be made available at the meeting, and any stockholder or his agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. The stockholders' list shall be prima facie evidence of the identity of stockholders entitled to examine the stockholders' list or to vote at a meeting of stockholders.


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                                   ARTICLE XII
                               GENERAL PROVISIONS

                                  DISTRIBUTIONS

         Section 1. Subject to the restrictions of the articles of incorporation
         ---------
relating thereto, if any, and to limitation by statute, distributions may be declared by the board of directors at any regular or special meeting, pursuant to law. Distributions may be made in cash, in property, or as a dividend.

         Share dividends may be issued pro rata and without consideration to the corporation's stockholders or to the stockholders of one or more classes or series, subject to the provisions of the articles of incorporation.

         Section 2. Before any distribution may be made, there may be set aside
         ---------
out of any funds of the corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper to meet debts of the corporation as they become due in the usual course of business, or for such other purpose as the directors shall think conducive to the interest of the corporation.

                                     CHECKS

         Section 3. All checks or demands for money and notes of the corporation
         ---------
shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                              FACSIMILE SIGNATURES

         Section 4. In addition to the provisions for use of facsimile
         ---------
signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the board of directors or a committee thereof.

                    RELIANCE UPON BOOKS, REPORTS AND RECORDS

         Section 5. Each director, each member of any committee designated by
         ---------
the board of directors, and each officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of its officers or employees, or committees of the board of directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.


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                                  TIME PERIODS

         Section 6. In applying any provision of these bylaws which requires
         ---------
that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                   FISCAL YEAR

         Section 7. The fiscal year of the corporation shall be fixed by
         ---------
resolution of the board of directors.

                                      SEAL

         Section 8. The corporate seal shall have inscribed thereon the name of
         ---------
the corporation, the year of its organization and the words "Corporate Seal, Florida". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                  ARTICLE XIII
                                   AMENDMENTS

         Section 1. The board of directors may amend, alter or repeal these
         ---------
bylaws at any meeting of the board, provided notice of the proposed change was given not less than two (2) days prior to the meeting. The stockholders shall also have power to amend, alter or repeal these bylaws at any meeting of stockholders provided notice of the proposed change was given in the notice of the meeting.


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